UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 5, 2011

TEREX CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	1-10702	34-1531521
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

200 Nyala Farm Road, Westport, Connecticut	06880
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (203) 222-7170

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Thomas J. Riordan, President and Chief Operating Officer of Terex Corporation (“Terex” or the “Company”), has notified the Company that he will be resigning as an officer of the Company effective at the close of business on January 31, 2011. Richard Nichols, President, Terex Cranes, will also be leaving the Company effective at the close of business on February 3, 2011.  Terex Corporation issued a press release on January 5, 2011 (the “Press Release”) announcing these departures, a copy of which is included as Exhibit 99.1 to this Form 8-K.

Item 8.01.  Other Events.

The Press Release also announced that Kevin Bradley has been appointed President, Terex Cranes effective immediately.  Mr. Bradley has been serving as President, Terex Financial Services since he joined Terex in 2005.  Ramon Oliu has been appointed President, Terex Financial Services assuming the role formerly held by Mr. Bradley.  Mr. Oliu joined Terex Financial Services in 2007 as the Business Development Leader for TFS.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release of Terex Corporation issued on January 5, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 5, 2011

TEREX CORPORATION

By: /s/ Eric I Cohen
Eric I Cohen Senior Vice President, Secretary and General Counsel